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                                                                 EXHIBIT 10.29A

                              LEASE AMENDMENT NO. 2

        THIS LEASE AMENDMENT NO. 2 (this "Amendment") is made as of the 24th day of July, 1997, by and between AIRPORT ASSOCIATES, a New Jersey general partnership ("Landlord"), and VIVUS, INC., a Delaware corporation ("Tenant").

                              W I T N E S S E T H:

        WHEREAS, Landlord and Tenant are parties to a certain Lease dated as of January 1, 1997 (the "Original Lease"), as amended by Lease Amendment No. 1 dated as of February 15, 1997 (the "First Amendment") (the Original Lease, as amended by the First Amendment, is hereinafter referred to as the "Lease"), pursuant to which Landlord demised and leased to Tenant, and Tenant hired and took from Landlord, certain premises located at 735 Airport Road and 745 Airport Road, Lakewood, New Jersey, as further described in the Lease; and

        WHEREAS, the initially capitalized terms used, but not defined, in this Amendment shall have the same meaning as the terms defined in the Lease, directly or by cross-reference, unless the context requires otherwise; and

        WHEREAS, Tenant desires to lease from Landlord certain premises known as Unit 5-B located at 725 Airport Road, Lakewood, New Jersey comprised of 6,000 square feet of space (the "725 Premises") for a period commencing as of the date hereof and terminating at 11:59 p.m. on January 31, 1998 (the "725 Term"), upon the terms and conditions set forth in this Amendment;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, Landlord and Tenant agree as follows:

        1. Landlord demises and leases unto Tenant, and Tenant hires and takes from Landlord, the 725 Premises for the 725 Term. This demise by Landlord to Tenant of the 725 Premises shall be upon all the terms, covenants and conditions set forth in the Lease applicable to the 735 Premises and the 745 Premises, except as amended by this Amendment. Tenant covenants and agrees that it will accept the 725 Premises in their existing "as is" state or condition as of the commencement date of the 725 Term and without any representation or warranty, expressed or implied, in fact or by law, by Landlord or its agents and without recourse to Landlord or its agents as to the nature, condition and usability thereof, the title thereto, or the use or occupancy which may be made thereof, except as specifically provided in the Lease, as amended by this Amendment; provided, however, that Landlord shall be required to deliver possession of the 725 Premises to Tenant in a neat and sanitary condition, free of debris.

        2. Notwithstanding anything to the contrary contained in the Lease, Tenant shall have no right or option to renew or extend the 725 Term beyond January 31, 1998, on which date Tenant shall vacate the 725 Premises and surrender same to Landlord in the manner set forth in





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the Lease as if such date were the date set forth in the Lease for the expiration of the term of the Lease; provided, however, that (i) notwithstanding anything to the contrary set forth in Section 18 of the Lease in no event will Tenant be obligated to repair any defects in the 725 Premises existing on the date of delivery of the 725 Premises to Tenant or to surrender possession of the 725 Premises to Landlord in a better condition than that in which the 725 Premises was received by Tenant on the date of such delivery, and (ii) the provisions of Sections 30.3, 30.4 and 30.6 shall be inapplicable to Tenant's use and occupancy of the 725 Premises. The provisions of Section 32 of the Lease shall be inapplicable to Tenant's use and occupancy of the 725 Premises.

        3. Tenant shall pay to Landlord, in the manner provided in the Lease, basic annual rental with respect to the 725 Premises at the rate of $4,000.00 per month, on the first (1st) day of each month during the 725 Term (which amount shall be prorated to reflect any partial month at the commencement or termination of the 725 Term).

        4. For purposes of this Amendment, "Tenant's Proportionate Share" is the ratio, expressed as a percentage, of the number of square feet comprising of the 725 Premises (6,000) to the total number of square feet in the building (the "725 Building") located at 725 Airport Road, Lakewood, New Jersey (51,000), that is to say twelve (12%) percent. Tenant shall pay to Landlord not more frequently than monthly, and within fifteen (15) days after Tenant's receipt of a written invoice from Landlord, which invoice shall include backup documentation reasonably supporting the payment request, Tenant's Proportionate Share of the following expenses attributable to the 725 Premises for the 725
Term: those costs and expenses set forth in Sections 2.4, 2.6 and 5.1 of the Lease. The provisions of Section 2.8 shall be inapplicable to Tenant's use and occupancy of the 725 Premises.

        5. Subject to Section 3.2 of the Lease, the 725 Premises may be used only for warehouse, quality assurance functions and administrative office purposes. Notwithstanding anything to the contrary contained in Section 3.3 of the Lease, Tenant shall not be required to comply with or cause the 725 Premises or 725 Building to comply with any laws, rules or regulations, except to the extent that compliance with any of the foregoing is necessitated due to Tenant's unique and particular use of the Premises

        6. Notwithstanding anything to the contrary set forth in Section 8.1 of the Lease, Tenant's right of occupancy to the 725 Premises shall be subject to all mortgages now or hereafter affecting the 725 Premises, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, consolidations, replacements and extensions of such mortgages irrespective of the dates of recording thereof, and Landlord shall not be required to obtain an additional Non-Disturbance Agreement in connection with Tenant's occupancy of the 725 Premises.

        7. Notwithstanding anything to the contrary contained in Section 9.1 of the Lease, (i) Landlord shall be responsible for repairs to the roof, exterior walls, steel structures and




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sprinkler system of the 725 Building, and the common areas within the 725
Building and areas outside of the 725 Building, and (ii) Tenant shall not be responsible for repairing, replacing or maintaining the heating, ventilating, air conditioning, electrical, water, sewer, plumbing and any other building system serving the Premises unless any repair described in clauses (i) or (ii) above is occasioned by the act or omission of Tenant, its agents, employees, guests, licensees, invitees, subtenants, assignees, successors or independent contractors, in which event Tenant shall be responsible for such repair, subject, however, to the waiver of subrogation provisions as set forth in
Section 5.6 of the Lease.

        8. Notwithstanding anything to the contrary contained in the Lease, Tenant shall not be permitted to make any Alterations in or to the 725 Premises.

        9. Notwithstanding anything to the contrary contained in Section 11 of the Lease, Tenant shall not be permitted to assign, mortgage, pledge or encumber the Lease, as amended by this Amendment, in whole or in part, to the extent applicable to the 725 Premises, or sublet the 725 Premises, in whole or in part, or permit the same or any portion thereof to be used or occupied by others, or enter into any management contract or other arrangement whereby the 725 Premises shall be managed or operated by anyone other than the then owner of Tenant's leasehold estate, nor shall the Lease, as amended by this Amendment, to the extent applicable to the 725 Premises, be assigned or transferred by operation of law.

        10. Landlord and Tenant warrant and represent to each other that they have no dealings with any real estate broker or like agent in connection with the negotiation and execution of this Amendment, and that each knows of no other real estate broker or like agent who is or might be entitled to a commission in connection with this Amendment. Each party shall indemnify, defend and hold the other party harmless from any breach of the foregoing representation and warranty and/or a claim for a brokerage commission or similar fee by any party claiming to have represented or dealt with the indemnifying party in connection with the negotiation and execution of this Amendment.

        11. In the event of any inconsistency between this Amendment and the Lease, the terms of this Amendment shall prevail. Except as otherwise provided herein, the Lease is hereby ratified and shall remain in full force and effect. Landlord and Tenant each represent to the other that, to the best of its knowledge, neither party is in default of its obligations under the Lease as of the effective date of this Amendment. This Amendment shall become effective and binding upon the parties as of the date both Landlord and Tenant have executed this Amendment.








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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

                                              LANDLORD

WITNESS:                                      AIRPORT ASSOCIATES


/s/ June Langbein                               By: /s/ Edmond Bennett, Jr.
----------------------------                    ----------------------------
Name: June Langbein                             Edmond Bennett, Jr., Partner


                                              TENANT

ATTEST:                                       VIVUS, INC.



/s/ Marnia Brownell                             By: /s/ David C. Yntema
----------------------------                    ----------------------------
Name: Marnia Brownell                           Name: David C. Yntema
Title: Corporate Counsel                        Title: CFO






















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